EXHIBIT 10.9

                NEITHER THIS NOTE NOR THE ATTACHED STOCK PURCHASE
                  CONTRACT MAY BE SOLD, TRANSFERRED, PLEDGED OR
                 OTHERWISE DISPOSED OF UNLESS THE CONDITIONS FOR
               TRANSFER AS SET FORTH MORE FULLY HEREIN, SHALL HAVE
              BEEN FULLY COMPLIED WITH. THIS NOTE AND THE ATTACHED
              STOCK PURCHASE CONTRACT ARE ALSO SUBJECT TO TRANSFER
           RESTRICTIONS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN
             THE ISSUER AND THE ORIGINAL HOLDER HEREOF AND THEREOF.
             UNLESS THE ATTACHED STOCK PURCHASE CONTRACT SHALL HAVE
                  BEEN DULY REGISTERED IN A NAME OTHER THAN THE
                   NAME OF THE REGISTERED HOLDER OF THIS NOTE,
                  THE OBLIGATION TO PURCHASE COMMON STOCK UNDER
                    SUCH STOCK PURCHASE CONTRACT SHALL REMAIN
              THE OBLIGATION OF THE REGISTERED HOLDER OF THIS NOTE,
                 AND THE CORPORATION SHALL OFFSET ITS OBLIGATION
              TO REPAY AT MATURITY THE PRINCIPAL HEREOF AGAINST THE
                   OBLIGATION OF THE REGISTERED HOLDER OF THIS
                         NOTE TO PURCHASE COMMON STOCK.


                     THIS NOTE HAS NOT BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933 OR UNDER ANY
                 STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR
                 SOLD IN VIOLATION OF SUCH ACT OR THE RULES AND
                    REGULATIONS THEREUNDER OR IN VIOLATION OF
                      ANY APPLICABLE STATE SECURITIES LAWS.


                   THIS NOTE DOES NOT REPRESENT A BANK DEPOSIT
                     AND ITS REPAYMENT IS NOT INSURED BY THE
                        FDIC OR ANY OTHER FEDERAL AGENCY


                                 PROMISSORY NOTE


$150,000.00                                              DATED: October 19, 1992
                                                           DUE: October 19, 2002

     Merrill Merchants Bancshares, Inc., a Maine corporation ("Company"), for value received, hereby promises to pay, subject to Company's right of offset set forth herein, to ______________ or his registered assigns, the principal sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) at its principal office in Bangor, Maine, on October 19, 2002, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest quarterly on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1992, on said principal sum at said office, computed on the basis of a 360 day year, at a rate equal to one percent (1 %) over the rate of interest announced by Bank of Boston, N.A. (or its successor) from time to time as its reference rate (the "Reference Rate"), which interest rate shall change as of the first day of each month based on the Reference Rate in effect on the last day of the prior month, from the most recent date to which interest has been paid, or if no interest has been paid on this Note from the date of issuance of this Note, until payment of said principal sum has been paid or duly provided for. In no event shall the rate of interest hereunder exceed the maximum interest rate permitted by applicable law. The interest so payable on any interest payment date will be paid to the person in whose name this Note is registered at the close of business on the day preceding the interest payment date and may, at the option of Company, be paid by check mailed to such person at his last address as it appears on the registry books of Company.

This Note was issued pursuant to a subscription agreement dated as of Oct. 15, 1992, between Company and the original holder hereof (the "Subscription Agreement"). The Subscription Agreement contains terms governing the rights and obligations of Company and the holder of this Note under this Note, and all provisions of the Subscription Agreement are incorporated herein in full by reference.

     Mandatory Stock Purchase Contracts, Right of Offset. This Note is being issued in tandem with a Mandatory Stock Purchase Contract (the "Stock Purchase Contract"), which is attached hereto, pursuant to which the original purchaser hereof agrees to purchase, and Company agrees to sell, on or before October 19, 2002 the number of shares of common stock, par value $1.00 per share (the "Shares"), of Company determined by dividing the principal amount of this Note by a purchase price per Share equal to $46.00, as such price may be ratably adjusted from time to time for any recapitalizations, stock splits, stock dividends, reverse stock splits or similar occurrences of Company. The registered holder of this Note shall be the registered obligor under such Stock Purchase Contract until such Stock Purchase Contract shall have been registered in a name other than the name of the registered holder of this Note pursuant to the provisions set forth below, whereupon a new Note and a new Stock Purchase Contract shall be separately issued, and until such Stock Purchase Contract is so registered, such Stock Purchase Contract shall for all purposes be deemed to be attached to this Note.

     Subject to the terms of the attached Stock Purchase Contract, this Note may be surrendered by the holder hereof to Company at any time or from time to time prior to maturity in full or partial satisfaction of the purchase obligation of such holder pursuant to the Stock Purchase Contract attached hereto. This Note will be accepted and credited in an amount up to the unpaid principal amount hereof, without credit for any accrued interest hereon.

     On October 19, 2002, Company shall offset its obligation to pay the principal hereof against the obligation of the registered holder hereof under such Stock Purchase Contract to purchase the Shares of common stock covered thereby and shall deliver to such holder certificates for such Shares in full and complete satisfaction of the obligation of Company to pay the principal of this Note.

     Not Redeemable. This Note is not redeemable by Company prior to maturity, except in accordance with applicable Federal Reserve Board regulations.

     Default. There shall be no right of acceleration of the principal of this Note upon a default in the payment of interest. An "Event of Default" shall only be deemed to occur if (i) Company makes an assignment for the benefit of creditors or is unable or admits in writing its inability to pay its debts generally as they become due, or an order, judgment or decree is entered adjudicating Company bankrupt or insolvent, or (ii) Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Company or of any substantial part of the assets of Company or commences any proceeding relating to Company under any bankruptcy, reorganization or liquidation law of any jurisdiction, or any such petition or application is filed, or any such proceeding is commenced, against Company and Company by any act indicates its approval thereof, consent thereto or acquiescence therein or such petition or application is not dismissed within 60 days. Upon the occurrence of an Event of Default, the holder hereof shall have the immediate right to declare the principal of this Note due and payable.

     Subordination. This Note is subordinated in right of payment to all "Senior Indebtedness" of Company and shall not constitute a claim of any kind against the deposits held by any banking subsidiary of Company. "Senior Indebtedness" shall be deemed to be all indebtedness for monies borrowed by Company, unless such indebtedness is expressly by its terms subordinated or to be ranked pari passu hereto.

     Registered Holder. Company may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of the principal hereof and interest hereon and for all other purposes, including the determination of Company's right to offset payment of the principal hereof at maturity against any obligations of such holder pursuant to the Stock Purchase Contract attached hereto, and Company shall not be affected by any notice to the contrary. All payments (which for purposes hereof shall include certificates for Shares of common stock issuable pursuant to Company's right of offset herein set forth) made to or upon the order of such registered holder shall, to the extent thereof, effectively satisfy and discharge Company's liability for monies payable on this Note.

     Transfer Conditions. In order to effect a registration of transfer of this Note and the attached Stock Purchase Contract together as a unit to the same transferee, such transferee must first execute and deliver to Company an acceptance of the terms of such Stock Purchase Contract in a written form satisfactory to Company.

     In order to effect registration of transfer of either this Note or the attached Stock Purchase Contract separately, the resulting holder of such Stock Purchase Contract must first execute and deliver to Company a collateral agreement in form satisfactory to Company and must deliver to Company as collateral security for such obligation under such Stock Purchase Contract one or more of the following items of collateral ("Collateral") in amount or principal amount, as the case may be, equal to the aggregate purchase obligation specified in such Stock Purchase Contract: (i) United States Treasury securities having a maturity no later than October 19, 2002, (ii) a certificate of deposit having a maturity no later than October 19, 2002 in a bank (other than a bank which is an affiliate of Company) whose debt obligations or whose parent company's debt obligations are rated AA or its equivalent by at least one national securities rating agency satisfactory to Company, (iii) an irrevocable letter of credit having a term of at least-one year and providing that Company may draw on such letter of credit (A) on October 19, 2002, if the holder of such Stock Purchase Contract has defaulted in its obligation to purchase common stock on that date and (B) on the date of termination of such letter of credit if such letter of credit has not previously been extended for at least one year beyond such date and no Collateral has been substituted therefor, which letter of credit must also be satisfactory in form and substance to Company and issued by a bank (other than a bank which is an affiliate of Company) whose debt obligations or whose parent company's debt obligations are rated AA or its equivalent by at least one national securities rating agency satisfactory to Company, (iv) Notes to which the related Stock Purchase Contracts are no longer attached, or (v) any other obligations of Company or any other issuer from time to time designated by Company and eligible under applicable Federal Reserve Board regulations or policies for such purpose. In the case of book entry United States Treasury securities, such resulting holder shall cause such securities to be registered in the name of Company as pledgee. All Collateral (other than a letter of credit or securities issued in bearer form) delivered to Company shall be endorsed in blank or accompanied by written instruments of transfer, satisfactory to Company executed in blank. Such resulting holder must also take such steps as may be necessary to cause all payments of principal and interest on the Collateral to be paid to Company. Interest payments received by Company on Collateral will be remitted to the holder which pledged such Collateral unless such holder has defaulted on its purchase obligation. On the maturity date of any Collateral, Company will retain, but will not be obligated to reinvest, the principal payments received thereon. Collateral or the cash proceeds thereof will be returned to the owner thereof upon receipt by Company of an equal amount of Collateral in substitution therefor. Notes issued in exchange herefor upon compliance with the provisions of this paragraph shall be free of the restrictions on transfer set forth in this paragraph (but shall remain subject to the restrictions on transfer set forth in the Subscription Agreement) and shall not include such provisions.

     In addition to the foregoing restrictions on transfer, the transfer of this Note (whether separately or as a unit with the attached Stock Purchase Contract) is also subject to the conditions specified in the Subscription Agreement, and Company reserves the right to refuse the transfer of this Note until such conditions have been fulfilled. Upon written request, a copy of such conditions will be furnished by Company to the registered holder hereof without charge.

     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Maine.

HOLDER:                                    COMPANY:

                                           Merrill Merchants Bancshares, Inc.

______________________________             By:______________________________
                                           Its:______________________________

                          THIS STOCK PURCHASE CONTRACT
              AND THE ATTACHED NOTE HAVE BEEN ISSUED AS A UNIT AND
                MAY NOT BE SEPARATED, SOLD, TRANSFERRED, PLEDGED
          OR OTHERWISE DISPOSED OF UNLESS THE CONDITIONS FOR TRANSFER,
                   AS SET FORTH MORE FULLY HEREIN AND THEREIN,
                         SHALL HAVE BEEN COMPLIED WITH.
               THIS STOCK PURCHASE CONTRACT AND THE ATTACHED NOTE
               ARE ALSO SUBJECT TO TRANSFER RESTRICTIONS SET FORTH
                  INA SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER
                   AND THE ORIGINAL HOLDER HEREOF AND THEREOF.


               THIS STOCK PURCHASE CONTACT HAS NOT BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY
                  STATE SECURITIES LAWS AND MAY NOT BE OFFERED
                        OR SOLD IN VIOLATION OF SUCH ACT
                     OR THE RULES AND REGULATIONS THEREUNDER
            OR IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

                        MANDATORY STOCK PURCHASE CONTRACT

This Contract between Merrill Merchants Bancshares, Inc., a Maine corporation ("Company"), and the registered holder of the Note attached hereto,________________, or registered assigns, as obligor hereunder (the "Obligor") is entered into as of October 19, 1992.

This Contract is being issued as a unit with a Note due October 19, 2002 (the "Note") in the aggregate principal amount equal to the "Aggregate Purchase Obligation" of this contract as set forth below.

This Contract was issued pursuant to a subscription agreement, dated as of October 15, 1992, between Company and the original Obligor (the "Subscription Agreement"). The Subscription Agreement contains terms governing the rights and obligations of Company and the Obligor under this Contract, and all provisions of the Subscription Agreement are incorporated herein in full by reference.

IN CONSIDERATION of the mutual covenants herein set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Purchase and Sale Obligation. Subject to the conditions hereinafter set forth, the Obligor agrees to purchase, and Company agrees to sell, on October 19, 2002 (the "Purchase Date"), that certain number of shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of Company determined by dividing the aggregate purchase obligation hereunder, which is equal to the principal amount of the Note (the "Aggregate Purchase Obligation"), by a purchase price per share equal to $46.00, as ratably adjusted from time to time for recapitalizations, stock splits, stock dividends, reverse stock splits and similar occurrences (the "Exercise Price"). The Obligor must agree in writing that any Common Stock purchased and acquired pursuant to this Contract and the Obligor's rights therein shall be subject to the terms, condition, rights and obligations as set forth in that certain shareholder agreement, dated October 19, 1992, a copy of which is available for review and inspection at the registered office of the Company.

     At any time prior to the Purchase Date, the Obligor, upon surrender of this Contract, together with the attached Note, to Company at its principal office in Bangor, Maine, may purchase all or a portion of the Shares covered by this Contract at a price per share equal to the Exercise Price. If such a purchase is for less than all of the Shares covered by this Stock Purchase Contract, and whether or not the purchase price is to be paid by surrender of the Note attached hereto or by lawful money of the United States of America, Company and the Obligor shall execute a Stock Purchase Contract identical in form and substance to this Contract, which shall contain an aggregate purchase obligation for only the remaining unpurchased Shares, and to which a Note shall be attached, in form and substance identical to the Note attached hereto and in principal amount equal to the aggregate purchase obligation under the newly executed Stock Purchase Contract.

     Notwithstanding the foregoing paragraph, Company shall not be obligated to issue any Shares under this Stock Purchase Contract prior to the Purchase Date, unless the Obligor has furnished Company with an opinion of counsel, which opinion and counsel are satisfactory to Company, to the effect that such issuance will not require registration or qualification under the Securities Act of 1933, as amended, or under any applicable state securities law. The foregoing condition to transfer may be waived by Company in its absolute discretion.

     The purchase price for Shares purchased pursuant hereto shall, subject to the following provision, be payable at the corporate office of Company (i) in lawful money of the United States of America by certified or cashier's check or otherwise in immediately available funds or (ii) by surrender of the Note attached hereto, provided that, on the Purchase Date, Company shall offset the obligation of Company to pay the principal of the Note to which this Stock Purchase Contract is attached against the obligations of the Obligor hereunder to purchase the Shares and shall deliver to the registered holder of such Note a certificate representing the Shares (together with any cash settlement) in full and complete satisfaction of the obligation of Company to pay the principal of such Note and in full and complete satisfaction of the obligation of Company hereunder.

     2.   Termination.

          a. Event of Default. Notwithstanding anything to the contrary, this Contract and the obligations and rights of Company and the Obligor hereunder shall terminate, and neither party shall have any further rights or obligations under this Contract, if on or prior to the Purchase Date an "Event of Default" shall have occurred, as such term is defined in the Note.

          b. Merger. Notwithstanding anything to the contrary, if the Company proposes to engage in a transaction whereby its Common Stock is to be transferred or exchanged for stock or securities of another entity or assets other than securities, whether pursuant to merger, consolidation or otherwise, the Company shall provide Obligor with at least thirty (30) days of notice of such transaction. Obligor will then have fifteen (15) days from the date of such notice to indicate whether or not Obligor will purchase all or any portion of the Shares authorized for purchase under this Contract as provided above. To the extent purchased, such Shares of Common Stock acquired shall participate in the transfer and exchange in the same manner as other shares of Common Stock. To the extent Shares authorized for purchase under this Contract are not then acquired and the proposed transfer and exchange transaction is consummated, this Contract and the obligations and rights of Company and Obligor hereunder shall terminate, neither party shall have any further rights or obligations under this Contract and all purchase and sale rights relating to this Contract shall be forever extinguished and terminated.


     3. Registered Obligor. Company may deem and treat the registered Obligor hereunder as the absolute Obligor hereunder (notwithstanding any notation or other writing hereon) for all purposes, and Company shall not be affected by any notice to the contrary. This Stock Purchase Contract shall be the obligation of the registered Obligor and such obligation cannot be transferred or assigned except in compliance with this Stock Purchase Agreement and the Subscription Agreement. Until this Stock Purchase Agreement shall be registered in a name other than the name of the registered holder of the Note to which it is attached, this Stock Purchase Agreement shall be deemed for all purposes to be attached to such Note and shall continue to be registered in the name of, and to be the obligation of, the registered holder of the Note to which this Stock Purchase Agreement is (or is deemed to be) attached.

     4. Transfer. A registration of transfer of this Stock Purchase Contract, whether with the Note attached hereto or separately, may be made only in accordance with the terms and conditions set forth in the Note attached hereto and in the Subscription Agreement.

     5. Settlement of Fractional Shares. No fractional Shares shall be issued under this Contract, but, in lieu thereof, Company shall deliver to the Obligor the cash equivalent of any fractional Share which would otherwise be issuable upon the Obligor's purchase of Shares pursuant to this Contract.

     6. Not a Shareholder. This Contract shall not entitle the Obligor hereunder to any of the rights or privileges of a shareholder of Company and shall not constitute a subscription for the Shares for any purpose.

     7. Miscellaneous. This Contract may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both parties or, in the case of a waiver, by the party waiving compliance. This Agreement shall be construed in accordance with the laws of the State of Maine.

     IN WITNESS WHEREOF, the parties have executed this Contract as of the date first above written.

OBLIGOR:                                      COMPANY:

                                              Merrill Merchants Bancshares, Inc.

______________________________                By:_______________________________
                                              Its:______________________________